EXHIBIT 99.7


                                 AMENDMENT NO. 1
                         TO AGREEMENT AND PLAN OF MERGER

         AMENDMENT dated as of June 8, 1998 among INSILCO CORPORATION, a Delaware corporation ("Insilco" or the "Company"), INSILCO HOLDING CO., a Delaware corporation (formerly known as INR Holding Co.) ("ExistingSub") and SILKWORM ACQUISITION CORPORATION, a Delaware corporation ("MergerSub").

         WHEREAS, the Company, ExistingSub and MergerSub have previously entered into an Agreement and Plan of Merger (as amended hereby, the "Merger Agreement") dated as of March 24, 1998, providing for the merger of MergerSub with and into ExistingSub; and

         WHEREAS, the Company, ExistingSub and MergerSub desire to amend the Merger Agreement as set forth herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. References. Unless otherwise specifically defined herein, each term used herein which is defined in the Merger Agreement has the meaning assigned to such term in the Merger Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Merger Agreement shall from and after the effective date of this Amendment refer to the Merger Agreement as amended hereby, except in any instance in the Merger Agreement where any such reference relates to the date of the execution of the Merger Agreement in which instance such reference shall relate to the Merger Agreement, as unamended hereby.

         SECTION 2.  Amendments.   The Merger Agreement is hereby amended as
follows:

         (a) The reference in Section 1.02(e)(iv)(A) to the number "0.03419" is replaced with "0.03378".

          (b) The reference in Section 1.02(e)(iv)(B) to the number "$42.97" is replaced with "$43.47".

          (c) The references in Sections 1.05(a), 5.04(c) and 7.05 to the number "$44.50" are replaced with "$45.00".

         (d) The reference in Section 1.06(b) to the number "$44.49" is replaced with "$44.99".

          (e) The reference in Section 4.08 to the number "$54,999,997.50" is replaced with "$54,999,990.00".

          (f) The reference in Section 4.08 to the number " 1,235,955" is replaced with "1,222,222".

         (g) The reference in Section 4.08 to the number "111,347" is replaced with "110,453".

         SECTION 3. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.


         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment or have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    INSILCO CORPORATION


                                    By: /s/ Robert L. Smialek
                                       -------------------------
                                        Name:  Robert L. Smialek
                                        Title: President, Chief Executive
                                               Officer and Director



                                    INSILCO HOLDING CO.


                                    By: /s/ Kenneth H. Koch
                                       -------------------------
                                        Name:  Kenneth H. Koch
                                        Title: Vice President and Secretary



                                    SILKWORM ACQUISITION
                                    CORPORATION


                                    By: /s/ William F. Dawson, Jr.
                                       -------------------------
                                        Name:  William F. Dawson, Jr.
                                        Title: Vice President and Secretary